Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) of our report dated October 22, 2020, relating to the financial statements of Viant Technology LLC, appearing in the Registration Statement No. 333-252117 on Form S-1 of Viant Technology Inc. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ Deloitte & Touche LLP
Costa Mesa, California
February 9, 2021